FORM OF WAIVER AND FORBEARANCE AGREEMENT
This WAIVER AND FORBEARANCE AGREEMENT (this "Agreement"), dated as of February 18, 2020, is by and among AMYRIS, INC., a Delaware corporation ("Company") and [__________] (the "Lender").
R E C I T A L S:
WHEREAS, (i) Company and the Lender are parties to that certain (i) Senior Convertible Note due 2022 dated on or about January 14, 2020 (the “Note”) and (ii) Exchange Agreement, dated on or about December 30, 2019 (the “Exchange Agreement”);
WHEREAS, as of the date hereof, the Specified Existing Defaults (as defined below) has occurred and is expected to be continuing and the Specified Anticipated Default (as defined below) is expected to occur;
WHEREAS, Company has requested that, subject to the terms and conditions of this Agreement, Lender forbear from exercising its rights as a result of such Specified Defaults (as defined below);
WHEREAS, Company has further requested that Lender grant certain waivers with respect to the Minimum Liquidity Covenant (as defined below); and
WHEREAS, Lender is willing to agree to forbear from exercising certain of their rights and remedies solely for the period and on the terms and conditions specified herein and has agreed to waive certain Events of Default as specified herein.
NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties, and covenants contained herein, the parties hereto agree as follows:
SECTION 1.DEFINITIONS
1.1.    Interpretation. All capitalized terms used herein (including the recitals hereto) will have the respective meanings ascribed thereto in the Note unless otherwise defined herein. The foregoing recitals, together with all exhibits attached hereto, if any, are incorporated by this reference and made a part of this Agreement. Unless otherwise provided herein, all section and exhibit references herein are to the corresponding sections and exhibits of this Agreement.
1.2.    Additional Definitions. As used herein, the following terms will have the respective meanings given to them below:
(a)    "Forbearance Period" means the period commencing on the date hereof and ending on the date which is the earliest of (i) the date sixty (60) days following the date of this Agreement; provided that, solely with respect to the Specified Anticipated Default and only if the Specified Existing Defaults shall have been cured on or prior to the date which is sixty (60) days following the date of this Agreement, the Forbearance Period shall end on May 31, 2020, (ii) the

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occurrence or existence of any Event of Default, other than the Specified Defaults and any Event of Default giving rise to a Termination Event, or (iii) the occurrence of any Termination Event.
(b)    "Specified Anticipated Default" means the Company’s failure to obtain the Requisite Stockholder Approval on or before March 15, 2020.
(c)    "Specified Defaults" means the Specified Existing Defaults and the Specified Anticipated Default.
(d)    "Specified Existing Defaults" means each of: (1) Company's failure, on or before January 31, 2020, to receive aggregated net cash proceeds of not less than fifty million dollars ($50,000,000) from one or more issuances of Capital Stock or incurrences of Permitted Indebtedness (as defined in the Note) by the Company, or any combination thereof, and before giving effect to transaction expenses, (2) Company’s failure, on or before January 31, 2020, to (i) repay in full or convert into equity all Indebtedness outstanding under its Credit and Security Agreement, dated November 14, 2019 by and among the Company, certain of the Company’s subsidiaries, Schottenfeld Opportunities Fund II, L.P. (“SOP”) and Phase Five Partners, LP (“Phase Five”) (the “November Credit Agreement”), or (ii) amend all such Indebtedness to fit within clause (E) of the definition of Permitted Indebtedness so it does not have a final maturity date, amortization payment, sinking fund, mandatory redemption or other repurchase obligation or put right at the option of the lender or holder of such Indebtedness earlier than ninety one (91) days following the Maturity Date, or any combination of the foregoing with respect to all such Indebtedness, and (3) the occurrence of an Event of Default under clause 11(A)(xi) of the Note, solely to the extent arising from defaults (I) in existence on the date hereof with respect to the notes issued under (A) those certain credit agreements dated September 10, 2019 by and among the Company, certain of the Company’s subsidiaries and each of SOP, Koyote Trading, LLC, and Phase Five (the “September Credit Agreements”) or (B)the November Credit Agreement and (II) for which the holder of such notes has not declared any portion of such indebtedness due and payable or taken any other steps to enforce such indebtedness.
(e)    "Termination Event" means (i) the initiation of any action by the Company or any other Person to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 3 hereof, the release set forth in Section 8.6 hereof or the covenant not to sue set forth in Section 8.7 hereof or (ii) the occurrence of an Event of Default.
(f)    “Minimum Liquidity Covenant” means Company’s obligation pursuant to Section 9(G) of the Note to have, as of the last day of each calendar month, on a consolidated basis, liquidity calculated as (i) unrestricted, unencumbered Cash and Cash Equivalents in one or more deposit accounts located in the United States in a minimum amount equal to the amount specified in the Letter Agreement, plus (ii) any additional amount of available credit, borrowings, or investments readily convertible to Cash to the extent necessary so that the sum of the amounts described in clause (i) and this clause (ii) is not less than the amount specified in the Letter Agreement.

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SECTION 2.    WAIVER
2.1.    Effective as of December 31, 2019, Lender hereby waives any Event of Default for violations of the Minimum Liquidity Covenant as of such date, including any failure to notify Lender of such Event of Default.
2.2.    Effective as of the date hereof Lender hereby waives any Event of Default for violations of the Minimum Liquidity Covenant during the period beginning on January 1, 2020 and ending on the last date of the Forbearance Period, including any failure to notify Lender of such Event of Default.
SECTION 3.    ACKNOWLEDGMENTS
3.1.    Acknowledgment of Event of Default Acceleration Amount. The Company hereby acknowledges, confirms, and agrees that as of the date hereof, the Company is indebted to the Lender in the principal amount of $[ ], in addition to interest, expenses, fees and other Event of Default Acceleration Amount.  The Company hereby acknowledges, confirms, and agrees that (i) all Event of Default Acceleration Amount, including interest accrued and accruing thereon, and all fees, costs, expenses, and other charges now or hereafter payable to the Lender, in each case in accordance with the terms of the Note, are unconditionally owing by the Company, and (ii) that the Company has entered an Event of Default Conversion Period as a result of the existence of the Specified Existing Default, in each case without offset, defense, or counterclaim of any kind, nature, or description whatsoever.
3.2.    Ratification; Reaffirmation. The Company hereby reaffirms and ratify the Exchange Agreement and the Note, each as amended, restated, modified, and/or supplemented. The Company hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that (a) all of the Company’s obligations owing to Lender under the Exchange Agreement and the Note are hereby reaffirmed; and (b) the Exchange Agreement and the Note are the legal, valid and binding obligations of the Company and are enforceable against the Lender in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.
SECTION 4.    FORBEARANCE IN RESPECT OF SPECIFIED DEFAULTS
4.1.    Acknowledgment of Default. The Company hereby acknowledges and agrees that each of the Specified Existing Defaults has occurred, is continuing, and is expected to be continuing, each of which independently constitutes an Event of Default and entitles the Lender to exercise its rights and remedies under the Note, applicable law, or otherwise. The Company hereby acknowledges and agrees that if and when the Specified Anticipated Default occurs, the Lender shall become further entitled (to the extent not already entitled) to exercise its respective rights and remedies under the Note, applicable law, or otherwise. The Company represents and warrants that as of the date hereof, it is not aware of (a) any existing Default or Event of Default other than the Specified Existing Defaults, and (b) any prospective Event of Default other than the Specified Anticipated Default or the continuance of the Specified Existing Defaults. The Company hereby acknowledges and agrees that Lender has the exercisable right to declare the Event of Default

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Acceleration Amount to be immediately due and payable under the terms of the Exchange Agreement and the Note based on any of the Specified Existing Defaults, and that the applicable portion of the Principal Amount under the Note shall in any event irrevocably become due no later than the applicable Amortization Date pursuant to the terms of the Note, without any need for any further notice, action, or demand and notwithstanding Section 4.2 of this Agreement or otherwise. The Company hereby acknowledges and agrees that Lender now holds the exercisable right to declare the Event of Default Acceleration Amount to be immediately due and payable under the terms of the Exchange Agreement and the Note based on the occurrence of the Specified Existing Defaults. The Company hereby further acknowledges and agrees that if a Conversion Date for the conversion of the Note occurs during the Event of Default Conversion Period resulting from the occurrence of the Specified Existing Default, subject to Section 8(J)(ii) of the Note, the Conversion Rate applicable to such conversion would be increased by a number of shares equal to the Event of Default/Equity Triggering Event Additional Shares; provided however, that for purposes of determining the number of Event of Default/Equity Triggering Event Additional Shares with respect to such Conversion Rate if such Conversion Date occurs during the Forbearance Period, the Event of Default/Equity Triggering Event Conversion Price shall be equal to Three Dollars ($3.00). For the avoidance of doubt, the $3.00 Event of Default/Equity Triggering Event Conversion Price referred to in the prior sentence shall not apply to Stock Payment Dates and the Amortization Stock Payment Price for Stock Payment Dates, subject to Section 8.9 hereof, shall continue to be determined in accordance with the terms of the Note in existence as of the date hereof.
4.2.    Forbearance.
(a)    In reliance upon the representations, warranties, and covenants of the Company contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Lender agrees to forbear during the Forbearance Period from exercising its rights and remedies under the Note and applicable law in respect of the Specified Defaults.
(b)    Upon the expiration or termination of the Forbearance Period, the agreement of Lender to forbear will automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Lender to exercise immediately all rights and remedies under the Exchange Agreement and the Note and applicable law, including, but not limited to, accelerating all of the then-unmatured Event of Default Acceleration Amount under the Exchange Agreement and the Note, in all events, without any further notice to the Company, passage of time, or forbearance of any kind.
4.3.    No Other Waivers; Reservation of Rights.
(a)    Other than the waiver set forth in Section 2 with respect to violations of the Minimum Liquidity Covenant, Lender has not and is not by this Agreement waiving, nor has any intention of waiving, any other Events of Default which may be continuing on the date hereof or any other Events of Default which may occur after the date hereof, and Lender has not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default (other than Events of Defaults due to violations of the Minimum Liquidity Covenant as set forth in Section 2

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and, during the Forbearance Period, the Specified Defaults to the extent expressly set forth herein) occurring at any time.
(b)    Subject to Section 2 (with respect to violations of the Minimum Liquidity Covenant) and Section 4.2 above (solely with respect to the Specified Defaults), the Lender reserves the right, in its discretion, to exercise any or all of its rights and remedies under the Exchange Agreement and the Note as a result of any other Events of Default occurring at any time. No Lender has waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, may or will be construed as a waiver of any such rights or remedies.
4.4.    Additional Events of Default. The parties hereto acknowledge, confirm, and agree that any misrepresentation by the Company or any failure of the Company to comply with the covenants, conditions and agreements contained in this Agreement will constitute an immediate default under this Agreement and an immediate Event of Default under the Exchange Agreement and the Note. Notwithstanding the existence of the Forbearance Period, in the event that any Person, other than the Lender, at any time exercises for any reason (including, without limitation, by reason of any present or future Event of Default, or otherwise) any of its rights or remedies against the Company or any other obligor providing credit support for the Event of Default Acceleration Amount, or against the Company's or such other obligor's properties or assets, in each case, of the type that would constitute an Event of Default under the terms and provisions of the Exchange Agreement and the Note, then such occurrence shall also be deemed to constitute an immediate Event of Default hereunder and under the Exchange Agreement and the Note.
SECTION 5.    COVENANTS
4.1    Notwithstanding anything in the Exchange Agreement or the Note to the contrary, during the Forbearance Period, the Company shall comply with all limitations, restrictions, or prohibitions that would otherwise be effective or applicable under the Exchange Agreement or the Note prior to or during the continuance of any Event of Default, and any right or action of the Company set forth in the Exchange Agreement or the Note that is conditioned on the absence of any Event of Default may not be exercised or taken as a result of the Specified Defaults.
SECTION 6.    REPRESENTATIONS AND WARRANTIES
6.1.    Representations in the Exchange Agreement and the Note. The Company hereby reaffirms to Lender each of the representations, warranties, covenants and agreements set forth in the Exchange Agreement and the Note with the same force and effect as if each were separately stated herein and made as of the date hereof to Lender, except to the extent that any representation or warranty is (a) expressly stated to relate to a specific earlier date or period, in which case such representation and warranty shall be true and correct as of such earlier date or period, or (b) not true and correct due to the Specified Existing Defaults. The Company further represents and warrants that, as of the date hereof, there are no counterclaims, defenses or offsets of any nature whatsoever to the Event of Default Acceleration Amount or the Note and that, as of the date hereof no Default or Event of Default has occurred or exists under the Note other than the Specified Existing Defaults.

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6.2.    Binding Effect of Documents. The Company hereby represents, warrants, and covenants that this Agreement (a) has been duly authorized, executed, and delivered to Lender by the Company, is enforceable in accordance with its terms, and is in full force and effect and (b) constitutes a Transaction Document (as defined in the Exchange Agreement).
6.3.    No Conflict. The Company hereby represents, warrants, and covenants that the execution, delivery, and performance of this Agreement by the Company will not violate any requirement of law or contractual obligation of the Company where any such violation could individually or in the aggregate reasonably be expected to have a Material Adverse Effect (as defined in the Exchange Agreement) and will not result in, or require, the creation or imposition of any Lien on any of their properties or revenues (other than Liens in favor of Lender).
SECTION 7.    CONDITIONS TO EFFECTIVENESS OF THIS AGREEMENT
Unless otherwise specified herein, the terms and provisions of this Agreement will be effective immediately upon satisfaction or existence of all of the following conditions:
(a)    Lender shall have received a fully executed copy of this Agreement;
(b)    Lender shall have received from the Company evidence of its corporate or company authority to execute, deliver, and perform its obligations under this Agreement and all other agreements and documents executed in connection therewith;
(c)    Lender shall have received from the Company evidence, in form and substance satisfactory to Lender, that (i) SOP and Phase Five have agreed to forbear, for a period of time that is no less than the Forbearance Period, the exercise of their respective rights to payment under the November Credit Agreement or with respect to any event of default under the November Credit Agreement and (ii) SOP, Koyote Trading, LLC, and Phase Five have agreed to forbear, for a period of time that is no less than the Forbearance Period, the exercise of their respective rights to payment under the September Credit Agreements or with respect to any event of default under the September Credit Agreements;
(d)    payment by the Company to Latham & Watkins LLP (counsel to the Lender) of all documented costs and expenses incurred in connection with preparing and delivering the Exchange Agreement (including, without limitation, all reasonable, documented legal fees and disbursements in connection therewith, and due diligence in connection with the transactions contemplated thereby);
(e)    payment by the Company to Lender of all fees and expenses owed to Lender pursuant to the terms of this Agreement, in connection with this Agreement, provided that waiver of this or any other condition to effectiveness shall not operate as a waiver of Lender’s right to any fees and expenses owed to Lender or counsel to Lender pursuant to the terms of this Agreement; and

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(f)    no Event of Default and no event which, upon notice or lapse of time, or both, would constitute an Event of Default has occurred and is continuing, other than the Specified Existing Defaults and defaults due to violations of the Minimum Liquidity Covenant.
These conditions to effectiveness are for the sole benefit of the Lender and any one or more of such conditions may be waived by the Lender in its sole discretion through a written notice to the Company.
SECTION 8.    MISCELLANEOUS
8.1.    Continuing Effect of the Note. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of Lender under the Exchange Agreement or the Note, nor constitute a waiver of any provision of the Note. In the event of a conflict between or among the terms, covenants, conditions or provisions of this Agreement, the Exchange Agreement, or any other Transaction Document (as defined in the Exchange Agreement), as each may be amended, Lender may elect to enforce from time to time those provisions that would afford Lender the maximum financial benefits and security for the Event of Default Acceleration Amount and/or provide Lender the maximum assurance of payment of the Event of Default Acceleration Amount in full. The Exchange Agreement and this Agreement will be read and construed as one agreement.
8.2.    Costs and Expenses. The Company shall pay all reasonable and documented out-of-pocket expenses and costs of Lender (including, without limitation, the reasonable and documented attorney fees of counsel for Lender and expenses of counsel for Lender) in connection with the preparation, negotiation, execution and approval of this Agreement and any and all other documents, instruments and things contemplated hereby, whether or not such transactions are consummated, together with all other reasonable and documented expenses and costs incurred by Lender chargeable to the Company pursuant to the terms of the Exchange Agreement or the Note which are unpaid at such time.
8.3.    Further Assurances. At the Company’s expense, the parties hereto will execute and deliver such additional documents and take such further action as may be necessary or reasonably requested by Lender to effectuate the provisions and purposes of this Agreement.
8.4.    Successors and Assigns; No Third-Party Beneficiaries. This Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. No Person other than the parties hereto, and in the case of Section 8.6 and Section 8.7 hereof, the Released Parties (as defined below), shall have any rights hereunder or be entitled to rely on this Agreement and all third-party beneficiary rights (other than the rights of the Released Parties under Section 8.6 and Section 8.7 hereof) are hereby expressly disclaimed.
8.5.    Survival of Representations, Warranties and Covenants. All representations, warranties, covenants, and releases by the Company made in this Agreement or any other document furnished in connection with this Agreement will survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Lender, or any closing, will affect the representations and warranties or the right of Lender to rely upon them.

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8.6.    Release.
(a)    The Company hereby releases, remises, acquits and forever discharges the Lender and the Lender's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporation, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all action and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Agreement, the Exchange Agreement or the Note (all of the foregoing hereinafter called the "Released Matters"). The Company acknowledges that the agreements in this section are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Company represents and warrants to Lender that it has not purported to transfer, assign or otherwise convey any right, title or interest in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.
(b)    The Company understands, acknowledges, and agrees that the release set forth above may be pleaded as a full and complete defense to any Released Matter and may be used as a basis for an injunction against any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of the provisions of such release.
(c)    The Company agrees that no fact, event, circumstance, evidence, or transaction which could now be asserted or which may hereafter be discovered will affect in any manner the final, absolute, and unconditional nature of the release set forth above.
(d)    In furtherance hereof, the Company expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows:
"A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party."
By entering into this Agreement, the Company recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of the Company hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if the Company should subsequently discover that any fact that it relied upon in entering into this Agreement was untrue, or that any understanding of the facts was incorrect, the Company shall not be entitled to set aside this Agreement or any release contained herein by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. The Company acknowledges that it is not relying upon and has not relied upon any

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representation or statement made by Lender with respect to the facts underlying this Agreement or with regard to any of such party's rights or asserted rights.
The release set forth in this Agreement may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. The Company acknowledges that the release contained in this Agreement constitutes a material inducement to Lender to enter into this Agreement and that Lender would not have done so but for Lender's expectation that such release is valid and enforceable in all events.
8.7.    Covenant Not to Sue. The Company hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Released Party that it will not sue (at law, in equity, in any regulatory proceeding, or otherwise) any Released Party on the basis of any Released Matter released, remised, and discharged by the Company pursuant to Section 8.6 above. If the Company violates the foregoing covenant, the Company, for itself and its successors and assigns, and its present and former members, managers, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives, and other representatives, agrees to pay, in addition to such other damages as any Released Party may sustain as a result of such violation, all attorneys' fees and costs incurred by any Released Party as a result of such violation.
8.8.    Disclosure of Transaction. On or before 9:00 a.m., New York time, on the trading day after the date of the Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Agreement in the form required by the Exchange Act and attaching the Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Lender by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Agreement. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Lender or any of its affiliates, on the other hand, relating to the transactions contemplated by the Agreement, shall terminate.
8.9.    Amortization Payments. The Company and Lender agree that, notwithstanding anything in the Note to the contrary, (i) the notice delivered on February 13, 2020 by the Company to Lender to make the Amortization Payment and payment of Stated Interest in cash with respect to the March 1, 2020 Amortization Payment shall be null and void with respect to the election of the form of such Amortization Payment (ii) the Amortization Payment due on March 1, 2020 shall be in the amount of $[__] with respect to such Amortization Date and that the Company shall elect to pay such Amortization Payment in shares of Common Stock in accordance with the terms of Section 5(B) and 5(C) of the Note, provided however, that: (A) for purposes of determining the Amortization Share Amount with respect to such Amortization Payment, the Amortization Stock Payment Price shall be equal to Three Dollars ($3.00), (B) the Amortization Share Payment Period

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with respect to such Amortization Payment will end on April 30, 2020 rather than March 31, 2020; and (C) in the event that Lender does not elect to receive the full Amortization Share Amount during such Amortization Share Payment Period, then the Amortization Payment that had been due on March 1, 2020 shall be automatically reduced by the portion of such Amortization Payment not received by Lender, (iii) that there shall be no Amortization Payment due on April 1, 2020 with respect to such Amortization Date and (iv) the Amortization Payment due on May 1, 2020 shall be in the amount of $[__] with respect to such Amortization Date.
8.10.    Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable will not impair or invalidate the remainder of this Agreement.
8.11.    Reviewed by Attorneys. The Company represents and warrants to Lender that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement; (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, such attorneys and other persons as the Company may wish; and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress, or other coercion of any kind by any Person. The parties hereto acknowledge and agree that no inference in favor of, or against, any party will be drawn from the fact that such party has drafted any portion of this Agreement, the Exchange Agreement, or any other Transaction Document (as defined in the Exchange Agreement), as each may be amended.
8.12.    Disgorgement. If the Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest, or other consideration described hereunder to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest, or other consideration will be revived and continue as if such payment, interest, or other consideration had not been received by Lender, and the Company will indemnify, defend, and hold Lender harmless for, the amount of such payment or interest surrendered or disgorged. The provisions of this section will survive repayment of the Event of Default Acceleration Amount or any termination of the Exchange Agreement or any other Transaction Document (as defined in the Exchange Agreement).
8.13.    Tolling of Statute of Limitations. Each and every statute of limitations or other applicable law, rule, or regulation governing the time by which the Lender must commence legal proceedings or otherwise take any action against the Company with respect to any breach or default that exists on or prior to the expiration or termination of the Forbearance Period and arises under or in respect of the Exchange Agreement or any other Transaction Document (as defined in the Exchange Agreement) shall be tolled during the Forbearance Period. The Company agrees, to the fullest extent permitted by law, not to include such period of time as a defense (whether equitable or legal) to any legal proceeding or other action by the Lender in the exercise of its rights or remedies referred to in the immediately preceding sentence.
8.14.    Relationship. The Company agrees that the relationship between it, on one hand, and the Lender, on the other hand, under the Note is that of creditor and debtor and not that of

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partners or joint venturers. This Agreement does not constitute a partnership agreement or any other association among the parties. The Company acknowledges that the Lender has acted at all times in connection with the Note only as a creditor to it within the normal and usual scope of the activities normally undertaken by a creditor and in no event has the Lender attempted to exercise any control over it or its business or affairs.
8.15.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS AND GUARANTEED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS.
8.16.    WAIVER OF JURY TRIAL. THE COMPANY AND THE LENDER HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE TRANSACTION DOCUMENTS ANY ALLEGED TORTIOUS CONDUCT BY THE COMPANY OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN THE COMPANY AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.
8.17.    Integration; Discussions. Lender and the Company have engaged in and may seek to continue discussions and/or commence additional discussions and negotiations regarding the terms, covenants, conditions and provisions of the Exchange Agreement and the Note. Whether before or after the date hereof, any participation by the Lender in any discussions of proposals to amend, modify, waive, or further forbear from exercising any rights or remedies and/or any failure by Lender to take immediate action as a result of the Specified Defaults or any other Events of Default or any other default shall not, nor shall be deemed to, constitute an agreement to forbear from the exercise, and/or any waiver, of Lender's rights and remedies at any time. There has not been and shall be no agreement, commitment or other accommodation binding upon the Lender until and unless they have been reduced to a writing duly executed by the Lender. This Agreement constitutes the complete agreement and understanding of each of the parties hereto, and supersedes all prior or contemporaneous oral and written negotiations, agreements and understandings, express or implied, with respect to the subject matter hereof. Lender shall not be bound by any oral communications, exchanges of proposals, discussions, correspondence or any other communications that that do not constitute executed legal documents.
8.18.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original, but all of which counterparts together shall but one agreement. Delivery of an executed counterpart of this Agreement by facsimile transmission or by electronic mail in PDF form shall be as effective as delivery of a manually executed counterpart hereof.

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[Signature Page Follows]

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IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

The Company:
AMYRIS, INC., a Delaware corporation

By:
Name:
Title:

[Signature page – Forbearance Agreement]

Lender:

[___________]

By:
Name:
Title: Authorized Signatory

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